Exhibit 99.1

Press Release

Spirit Realty Capital, Inc. Announces One for Five Reverse Stock Split

DALLAS, Texas, November 13, 2018 — Spirit Realty Capital, Inc. announced today that its Board of Directors approved a 1-for-5 reverse stock split of its outstanding shares of common stock. The reverse stock split is scheduled to take effect at approximately 5:01 p.m. Eastern Time on December 12, 2018 (the “Effective Time”). At the Effective Time, every five (5) issued and outstanding shares of common stock of the Company will be converted into one (1) share of common stock of the Company. The par value of each share of common stock will be increased from $0.01 to $0.05 per share, but the number of the Company’s authorized shares of common stock will remain unchanged. The shares are expected to begin trading on a split-adjusted basis at market open on December 13, 2018. Trading in the common stock will continue on the NYSE under the symbol “SRC” but the security will be assigned a new CUSIP number.

No fractional shares will be issued in connection with the reverse stock split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the closing price of the Company’s common stock on the NYSE on December 12, 2018. The reverse stock split will apply to all of the Company’s outstanding shares of common stock as of the Effective Time. Stockholders of record will be receiving information from American Stock Transfer & Trust Company, the Company’s transfer agent, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split.

About Spirit Realty Capital

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties.

As of September 30, 2018, our diversified portfolio was comprised of 1,523 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 28.7 million square feet, are leased to approximately 252 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company’s website at www.spiritrealty.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “expect,” “plan,” “will,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that reverse stock split will happen as described (or that it will happen at all) or the effects thereof. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Additionally, the following risks and uncertainties, among others, could cause actual and future events or results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s continued ability to implement its business strategy and source new investments; risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of Spirit’s common stock, and conditions of the equity and debt capital markets, and ability to access debt and equity capital markets generally); Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from Spirit’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate, tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of Spirit’s tenants and the demand for retail and restaurant space, particularly with respect to challenges being experienced by general merchandise retailers; risks associated with Spirit’s failure or unwillingness to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations, including Spirit Realty L.P.’s external management of SMTA; uncertainties related to the impact of the spin-off by Spirit of the assets that collateralize Master Trust 2014, properties leased to Shopko, and certain other assets into Spirit MTA REIT on May 31, 2018 (“spin-off”) on Spirit’s business; and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

(972) 476-1403

InvestorRelations@spiritrealty.com